UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Provides Update on Current Production Levels for Business Segments

CLEVELAND – Dec. 8, 2008 – Cliffs Natural Resources Inc. (NYSE: CLF) today provided an update on its current production levels in its North American Iron Ore, North American Coal and Asia-Pacific Iron Ore business segments.

North American Iron Ore
Cliffs indicated it is executing plans to reduce production at its six North American iron ore mines to a current annualized rate of approximately 15 million equity tons, with total production at an annualized rate of 22 million tons. This compares with expected 2008 production of approximately 23 million equity tons, with total production of approximately 36 million tons.

For 2009, Cliffs said it has contractual obligations for approximately 75% of 2008 expected sales volumes of approximately 24 million tons. However, the Company noted that based on current market uncertainties and corresponding blast furnace capacity utilization in North America, it will continue to monitor the marketplace and adjust its production plans up or down as needed.

In order to affect the lower production levels, Cliffs is temporarily idling various pellet furnaces and initiating workforce adjustments at each of its North American Iron Ore mines. Cliffs said at the expected current annualized production rate, 2009 cost per ton would be higher than expected 2008 cost per ton of $57 per ton, as approximately one-third of its 2008 total cost of goods sold in its North American Iron Ore segment are fixed costs.

North American Coal
Cliffs indicated its North American Coal business segment has initiated operating plans to reduce production at the Pinnacle Mine in West Virginia, and as a result will also initiate workforce adjustments at that mine. The reduced level of production at Pinnacle will result in a current annualized production rate of approximately 3.5 million tons for the North American Coal segment.

Asia-Pacific Iron Ore
Cliffs indicated its Asia-Pacific Iron Ore business segment is maintaining production at a current annualized rate of approximately 7.5 million tonnes. The Company has agreed to sell some shipments at current spot prices for lump and fines iron ore in order to maintain production levels in the current challenging market environment.

Commenting on the production adjustments in the Company’s business segments, Joseph A. Carrabba, Cliffs chairman, president and chief executive officer, said, "It is important to recognize that the decision to adjust production is being made to balance our operations with current industry demand and avoid unnecessarily investing cash into working capital. We are well positioned to resume increased production levels in a relatively short time upon any increases in this demand."

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc., headquartered in Cleveland, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs is also majority owner of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30% interest in the Amapá Project, a Brazilian iron ore project, and a 45% economic interest in the Sonoma Project, an Australian coking and thermal coal project.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the length and extent of any potential production curtailments; changes in the sales volumes or mix; the impact of other price-adjustment factors on the Company's sales contracts; changes in demand for iron ore pellets or coal by North American integrated steel producers, or changes in Asian iron ore or coal demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

MEDIA CONTACTS:

Dale Hemmila
District Manager, Public Affairs-Michigan
(906) 475-3870

Maureen Talarico
District Manager, Public Affairs-Minnesota
(218) 279-6120
James Kosowski
District Manager, Public Affairs-West Virginia and Alabama
(304) 256-5224

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

December 8, 2008	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary